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                                                                    EXHIBIT 3(b)


                         AMENDED AND RESTATED BY-LAWS

                                      OF

                        TIS MORTGAGE INVESTMENT COMPANY

                              AS OF JUNE 27, 1996


                            ARTICLE I: Stockholders


        SECTION 1.1.  Annual Meetings.  The annual meeting of the stockholders
                      ----------------
of the Corporation shall be held on such date within the month of May and at such place, within or without the State of Maryland, as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

        SECTION 1.2.  Special Meetings.  Special meetings of the stockholders
                      ---------------
for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called at the request in writing of stockholders. entitled to cast at least twenty-five (25) percent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting and the matters proposed to be acted on at it; provided,
                                                                --------
however, that unless requested by stockholders entitled to cast a majority of
-------
all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the stockholders held during the preceding twelve (12) months. The Secretary shall inform such stockholders of the estimated costs of preparing and mailing the notice of the meeting and on payment of these costs to the Corporation shall notify each stockholder entitled to notice of the meeting.

        SECTION 1.3.  Notice of Meetings.  Written or printed notice of the time
                      ------------------
and place of every meeting, and of the purpose of any special meeting, of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, by placing such notice in the mail at least ten (10) days, but not more than ninety (90) days, and in any event within the period prescribed by law, prior to the date named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purposes of notice. The notice of every meeting of stockholders may be accompanied by a form of proxy
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approved by the Board of Directors in favor of such actions or persons as the
Board of Directors may select.


        SECTION 1.4.  Record Date.  The Board of Directors may fix a date not
                      -----------
more than ninety (90) days preceding the date of any meeting of stockholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting (or any adjournment thereof) or entitled to receive payment of any dividend, or to receive such allotment of rights. In such case, only stockholders of record at the time so fixed shall be entitled to vote, to receive notice, or receive dividends or rights, notwithstanding any subsequent transfer on the books of the Corporation. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period. In the case of a meeting of stockholders, the record date shall be fixed not less than ten (10) days prior to the date of the meeting.

        SECTION 1.5.  Quorum and Shareholder Action. Except as otherwise
                      -----------------------------
provided by statute or by the Articles of Incorporation, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of all the votes entitled to be cast at the meeting shall constitute a quorum and a majority of all the votes cast at a meeting at which a quorum is present shall be sufficient to approve any matter which properly comes before the meeting; provided, however, that a plurality of all the votes cast at a
             --------  -------
meeting at which a quorum is present shall be sufficient to elect a director. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 1.7 of this Article I until a quorum shall attend.


       SECTION 1.6.  Organization.  At every meeting of the stockholders, the
                     ------------
Chairman of the Board, if one has been selected and is present or, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice-President, or in the absence of the Chairman of the Board, the President and all the Vice-Presidents, a chairman chosen by the Board of Directors of the Corporation or, in the absence of the Chairman, the President, all the Vice-Presidents and a chairman chosen by the Board of Directors, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

        SECTION 1.7.  Adjournment.  Any meeting of the stockholders may be
                      -----------
adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that the meeting may not be adjourned to a date more than the number of days after the original record date for the meeting permitted by law, and if after the adjournment a new record date is fixed for

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the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

        SECTION 1.8.  Beneficial Owners.  The Board of Directors may adopt by
                      -----------------
resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.

        SECTION 1.9.  Advance Notice Requirements for Nomination of Directors.
                      -------------------------------------------------------
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation of the Corporation with respect to the rights of any holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.9.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than
                       --------  -------
seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or

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series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the chairman of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        SECTION 1.10.  Advance Notice Requirements for Proposal of Business. No
                       ----------------------------------------------------
business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.10.

        In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

        To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than
                       --------  -------
seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of

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the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.10; provided, however, that, once
                                           --------  -------
business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

ARTICLE II:  Board of Directors

        SECTION 2.1.  Election and Term of Office.  The number of directors
                      ---------------------------
shall be fixed from time to time by resolution adopted by a majority of the entire Board of Directors; provided, however, that the number of directors shall
                           --------  -------
in no event be less than three (3) unless there are fewer than three shareholders nor more than twelve (12). The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these By-Laws required to be exercised or done by the stockholders. As soon as the Corporation shall first have three directors, the Board of Directors shall be divided into three classes: class I, class II and class III. The terms of office of the classes of directors shall expire at the times of the annual meetings of the stockholders as follows -- class I in 1989, class II in 1990 and class III in 1991 -- or thereafter in each case when their respective successors are elected and qualified. At each annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

        SECTION 2.2.  Unaffiliated Directors.  During such time as the
                      ----------------------
Corporation qualifies or seeks to qualify as a real estate investment trust, except in the case of a vacancy, a majority of the Board of Directors shall be composed of persons who (i) are not Affiliates (as hereinafter defined)

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of any person or entity, if any, that is responsible for directing and performing the day-to-day business affairs of the Corporation (the "Manager") or of any person which is an Affiliate of the Manager, and (ii) are not employed by, or receiving any compensation (except for serving as a director) from, the Corporation ("Unaffiliated Directors"). "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer, director or employee of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, director or employee of, partner in or trustee of, or with respect to which the specified person serves in a similar capacity, (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities issued by the specified person, or any person 5% or more of whose equity securities are, directly or indirectly, beneficially owned by such other person, and (iv) any person that has a material business or professional relationship with the specified person; provided, however, that a person shall not be deemed to be an
                  --------  -------
Affiliate of the Manager or of any person which is an Affiliate of the Manager solely by reason of serving as a director of one or more investment companies of which the Manager or an Affiliate of the Manager serves as investment advisor or in any other capacity. "Person" includes a natural person, corporation, partnership, trust company or other entity for purposes of this definition.

        SECTION 2.3.  Regular Meetings.  Regular meetings of the Board of
                      -----------------
Directors may be held without notice on such dates as the Board may from time to time determine.

        SECTION 2.4.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors either in writing or by vote at a meeting.

        SECTION 2.5.  Notice of Special Meetings.  Notice of the place, day and
                      --------------------------
hour of every special meeting shall be delivered personally to each director or telegraphed or cabled at least one (1) day before the meeting or mailed at least two (2) days before the meeting to his address on the books of the Corporation. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or, if absent, waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof.

        SECTION 2.6.  Place of Meetings.  The Board of Directors may hold its
                      -----------------
regular and special meetings at such place or places within or without the State of Maryland as the Board may from time to time determine.

        SECTION 2.7.  Quorum and Board Action.  Except as otherwise provided by
                      -----------------------
statute or by the Articles of Incorporation: (a) one-third (1/3) of the entire Board of Directors, but in no case less than two (2) directors, unless there is only one (1) director, shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board; provided,
                                                      --------

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however, that a majority of the directors who constitute any quorum shall be
-------
composed of Unaffiliated Directors; (b) the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board; and (c) if at any meeting there be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time, but not for a period greater than thirty (30) days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

        SECTION 2.8.  Action without Meeting.  Any action required or permitted
                      ----------------------
to be taken at a meeting of the Board of Directors or a committee of the Board may be taken without a meeting if an unanimous consent which sets forth the action is signed by each member of the Board or committee and is filed with the minutes of proceedings of the Board or committee.

       SECTION 2.9.  Organization.  Every meeting of the Board of Directors
                     ------------
shall be presided over by the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a Vice-President, or in the absence of the Chairman of the Board, the President, and all the Vice-Presidents, a chairman chosen by a majority of the directors present. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, a person appointed by the chairman, shall act as secretary.

        SECTION 2.10.  Vacancies.  Any vacancy on the Board of Directors
                       ---------
occurring by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors, including a majority of the Unaffiliated Directors. Any vacancy on the Board of Directors occurring for any other cause may be filled by a majority of the remaining members of the Board of Directors, whether or not these members constitute a quorum under Section 2.7 of this Article II; provided, however, that the remaining Unaffiliated Directors
                 --------  -------
shall nominate replacements for vacancies among the unaffiliated Directors, which replacements must be elected by a majority of the Board of Directors, including a majority of the Unaffiliated Directors. Any director so chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified.


        SECTION 2.11.  Resignations.  Any director may resign at any time by
                       ------------
giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 2.12.  Committees.  The Board of Directors may appoint from
                       ----------
among its members an executive and other committees of the Board composed of two
(2) or more directors. A majority of the members of any committee so appointed shall be composed of persons who are

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Unaffiliated Directors. To the extent permitted by law, the Board of Directors may delegate to any such committee or committees any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member, as long as the composition of the committee after such appointment complies with the second sentence of this Section 2.12.

        SECTION 2.13.  Telephone Conference.  Members of the Board of Directors
                       --------------------
or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

        SECTION 2.14.  Compensation of Directors.  Any director, whether or not
                       -------------------------
he or she is a salaried officer, employee, or agent of the Corporation, may be compensated for his or her services as director or as a member of a committee, or as Chairman of the Board or chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the directors may from time to time determine.

        SECTION 2.15.  Investments and Limitation of Indebtedness.
                       ------------------------------------------

                (a)     Investments.  The Board of Directors, including a
                        -----------
majority of the Unaffiliated Directors, shall (a) adopt and amend from time to time guidelines (the "Guidelines"), which shall contain criteria and parameters pursuant to which the investment policies, borrowings and operations of the Corporation and transactions in which the Manager or Affiliates of the Manager have an interest shall be implemented, (b) review the investment policies of the Corporation and the Guidelines at least annually to determine that they continue to be in the best interests of the stockholders of the Corporation, and (c) approve any deviations from the Guidelines on a case-by-case basis consistent with the continued qualification of the Corporation as a real estate investment trust.

                (b)     Limitation of Indebtedness. The Corporation shall not
                        --------------------------
incur indebtedness if, after giving effect to the incurrence thereof, aggregate indebtedness (other than indebtedness represented by Structured Securities and any other loans between the Corporation and its trusts or subsidiaries), secured and unsecured, would exceed 300% of the Corporation's Average Invested Assets in the preceding calendar quarter, as calculated in accordance with generally accepted accounting principles, unless approved by a majority of the directors who are not Affiliates of the Manager or of any person who is an Affiliate of the Manager. The term "Average Invested Assets" for any quarter means the average of the aggregate book value of the consolidated assets

                                       8
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of the Corporation and its trusts and subsidiaries, before reserves for depreciation and bad debts and other similar noncash reserves, less the book value of the issued and outstanding Structured Securities secured by Mortgage Instruments of the Corporation, its trusts and subsidiaries, computed by taking the average of such values at the end of each month during such quarter.


        SECTION 2.16.  Management Arrangements.
                       -----------------------

                (a) The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to a Manager pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approval of the Board of Directors, including a majority of the Unaffiliated Directors.

                (b) Each contract for the services of the Manager entered into by the Board of Directors shall have a term, except for the initial term commencing on the date of the closing of the Corporation's initial public offering, of no more than one year, but may be renewed annually at or prior to the expiration of the contract. Each contract shall be terminable without cause by a majority of the Unaffiliated Directors or the Manager upon sixty days, written notice-

                (c) The Unaffiliated Directors shall determine at least annually that the compensation that the Corporation contracts to pay the Manager is reasonable in relation to the nature and quality of the services performed, and also shall supervise the performance of the Manager and the compensation paid to the manager by the Corporation to determine that the provisions of such contract are being carried out.

                (d) Unless consistent with the Guidelines, all transactions involving the Corporation in which the Manager has an interest must be approved by a majority of the Unaffiliated Directors.


                            ARTICLE III:  Officers

        SECTION 3.1.  Number.  The officers of the Corporation shall be a
                      ------
President, a Secretary, and a Treasurer, and may include a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine. Any officer may hold more than one office in the Corporation, except that an officer may not serve concurrently as both the President and a Vice-President.

        SECTION 3.2.  Election and Term of Office.  The officers of the
                      ---------------------------
Corporation shall be elected by the Board of Directors and, subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified, except as otherwise provided in any employment agreement between the Company and any officer.


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        SECTION 3.3.  Resignations.  Any officer may resign at any time by
                      ------------
giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 3.4.  Removal.  If the Board of Directors in its judgment finds
                      -------
that the best interests of the Corporation will be served, the Board may remove any officer of the Corporation at any time.

        SECTION 3.5.  Chairman of the Board.  The Chairman of the Board, if one
                      ---------------------
is elected, shall preside over the meetings of the Board of Directors and of the stockholders at which he or she is present, and shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Board.

        SECTION 3.6.  President.  The President shall be the chief executive
                      ---------
officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He or she, or such persons as he or she shall designate, shall sign, execute, acknowledge, verify, deliver and accept, in the name of the Corporation, deeds, mortgages, bonds, contracts and other instruments authorized by the Board of Directors, except in the case where the signing, execution, acknowledgment, verification, delivery or acceptance thereof shall be delegated by the Board to some other officer or agent of the Corporation, and shall have such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Board.

        SECTION 3.7.  The Vice-Presidents.  In the absence or disability of the
                      -------------------
President, or when so directed by the President, any Vice-President designated by the Board of Directors may perform any or all of the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice-President
                                  --------  -------
shall act as a member of or as chairman of any committee of which the President is a member or chairman by designation of ex-officio, except when designated by the Board. Each Vice-President shall perform such other duties as from time to time may be conferred upon or assigned to him or her by the Board or the President.

        SECTION 3.8.  The Secretary. The Secretary shall record all the votes of
                      -------------
the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he or she shall see that notices of meetings of the stockholders and the Board of Directors are given and that all records and reports are properly kept and filed by the Corporation as required by law; he or she shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal, provided that in lieu of affixing the corporate

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

seal to any document, it shall be sufficient to meet the requirements of any law, rule or regulation, relating to a corporate seal to affix the word ("SEAL") adjacent to the signature of the authorized officer of the Corporation; and, in general, he or she shall perform all duties incident to the office of Secretary, and such other duties as from time to time may be conferred upon or assigned to him or her by the Board or the President.

        SECTION 3.9.  Assistant Secretaries.  In the absence or disability of
                      ---------------------
the Secretary, or when so directed by the Secretary, any Assistant Secretary may perform any or all of the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the President or the Secretary.

        SECTION 3.10.  The Treasurer.  Subject to the provisions of any contract
                       -------------
which may be entered into pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities, he or she shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf, and to give full discharge for the same; he or she shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be conferred upon or assigned to him or her by the Board or the President.

        SECTION 3.11.  Assistant Treasurers.  In the absence or disability of
                       --------------------
the Treasurer, or when so directed by the Treasurer, any Assistant Treasurer may perform any or all of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Each Assistant Treasurer shall perform all such other duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the President or the Treasurer.

        SECTION 3.12.  Compensation of Officers.  The compensation of all
                       ------------------------
officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board to do so. No officer shall be precluded from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.


                          ARTICLE IV:  Capital Stock

        SECTION 4.1.  Certificates.  The Board of Directors may authorize the
                      ------------
issuance of shares of capital stock either in certificated or in uncertificated form. If shares are issued in uncertificated form, each stockholder of a certificated security shall be entitled upon written

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

request to a stock certificate or certificates, representing and certifying the number and kind of full shares held by him, signed by the President, a Vice-President or the Chairman of the Board and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in a form not inconsistent with law or with the Articles of Incorporation.

        SECTION 4.2.  Transfer of Shares of Capital Stock.  Subject to Article
                      -----------------------------------
VIII of the Articles of Incorporation, transfers of shares of capital stock shall be made on the books of the Corporation at the direction of the person named on the Corporation's books or named in the certificate or certificates for such shares (if issued), or by his attorney lawfully constituted in writing, upon surrender of such certificate or certificates (if issued) properly endorsed, to the Corporation's Transfer Agent, with such evidence of the authenticity of such transfer, authorization and such other matters as the Corporation or its agents may reasonably require, and subject to such other reasonable terms and conditions as may be required by the Corporation or its agents; or, if the Board of Directors shall by resolution so provide, transfer of shares may be made in any other manner provided by law.

        SECTION 4.3.  Transfer Agents and Registrars.  The Corporation may have
                      ------------------------------
one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. One entity may serve as both Transfer Agent and Registrar.

        SECTION 4.4.  Mutilated, Lost, Stolen or Destroyed Certificates. The
                      -------------------------------------------------
Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issuance of a new stock certificate in lieu of any stock certificate lost, stolen, destroyed or mutilated, upon such terms and conditions as the Board may direct. The Board may in its discretion refuse to issue such a new certificate, unless ordered to do so by a court of competent jurisdiction.

        SECTION 4.5.  Stock Ledgers.  The Corporation shall not be required to
                      -------------
keep original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock ledgers shall be kept at the respective offices of the Transfer Agent of the Corporation's capital stock.

        SECTION 4.6.  Location of Corporate Books.  So long as permitted by
                      ----------------------------
Maryland law, the books of the Corporation may be kept outside the state of Maryland at such place or places as may be designated from time to time by the Board of Directors.

                               ARTICLE V:  Seal

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

        SECTION 5.1.  Seal.  The seal of the Corporation shall be in such form
                      ----
as is permitted by law.


                         ARTICLE VI:  Other Provisions

        SECTION 6.1.  Amendments.  By-Laws may be adopted, altered, amended or
                      ----------
repealed in the manner provided in Section 1.5 of Article I hereof at any annual or special meeting of the stockholders or in the manner provided in Section 2.7 or 2.8 of Article II hereof by the Board of Directors at any regular or special meeting of the Board, provided, however, that after the Corporation has
                      --------  -------
consummated an offering of capital stock to the public, Section 2.1 and this
                                                                    --------
Section 6.1 of the By-Laws may be altered, amended or repealed only by the
-----------
affirmative vote of the holders of at least three-fourths of the shares of the Corporation then entitled to be voted on the matter, and provided, further, however, that Section 2.2 of the By-Laws may be altered, amended or repealed only by the stockholders in the manner provided in Section 1.5 of the By-Laws or by the affirmative vote of a majority of the Board of Directors, including a majority of the Unaffiliated Directors.

        SECTION 6.2.  Indemnification of Directors and Officers.
                      -----------------------------------------

                (a)     Indemnification.  Any person who was or is a party or is
                        ---------------
threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation, at the request of the Corporation, as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under applicable state corporation law.

                (b)     Advances.  Any current or former director or officer of
                        ---------
the Corporation claiming indemnification within the scope of this Section 6.2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by such person in connection with the proceedings to which he or she is a party in the manner and to the full extent permissible under applicable state corporation law.

               (c)     Procedures.  On the request of any current or former
                       ----------
director or officer requesting indemnification or an advance under this Section 6.2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with applicable state corporation law, whether the standards required by this Section 6.2 have been met.

                (d)     Other Rights.  The indemnification provided by this
                        ------------
Section 6.2 shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his or her official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.


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